Stillwater Mining Company Releases Preliminary Second Quarter Production
 Results Following Resumption of Mining Operations at Stillwater Mine

BILLINGS, Montana, July 19 /PRNewswire-FirstCall/ -- Stillwater Mining Company (NYSE: SWC) released today preliminary second quarter and year-to-date production results for its two operating mines and volumes processed in its platinum-group metal (PGM) recycling activities. In light of market uncertainty surrounding the effect of the recent labor issues, the Company is releasing the second-quarter operating information early.

Mine production for the second quarter and first six months of 2007 was weaker than in the corresponding quarter and first half of 2006, particularly at the Stillwater Mine. Issues affecting second quarter 2007 output included a higher than normal level of attrition following a schedule change and cutback in contracted mining services at the Stillwater Mine implemented during the 2007 first quarter; challenges with starting up new LHD equipment; and lower productivity at the Stillwater Mine associated with the labor negotiations then in progress. East Boulder Mine production, while lower than in 2006, was at the expected level during the first half of 2007.

The Company has previously given mine production guidance for the full year 2007 in the range of 615,000 to 645,000 PGM ounces. The weaker second quarter 2007 production, combined with the effects on third-quarter output of the recent labor stoppage at the Stillwater Mine and Columbus processing facilities, makes it very unlikely that this guidance will now be achieved for the year. The Company will issue new production guidance once the extent of the production loss associated with this month's strike and the productivity issues experienced during the second quarter can be more fully assessed.

Mined Ounces
(Thousands)
	Quarter Ended June 30			Six Months Ended June 30
	2007	2006	Change	2007	2006	Change
Stillwater Mine
Platinum	19.8	23.1	(3.3)	42.8	44.3	(1.5)
Palladium	64.7	76.2	(11.5)	139.7	148.1	(8.4)
Total	84.5	99.3	(14.8)	182.5	192.4	(9.9)

East Boulder Mine
Platinum	10.8	11.0	(0.2)	21.0	22.8	(1.8)
Palladium	37.8	38.4	(0.6)	73.7	79.7	(6.0)
Total	48.6	49.4	(0.8)	94.7	102.5	(7.8)

Total Mining
Platinum	30.6	34.1	(3.5)	63.8	67.1	(3.3)
Palladium	102.5	114.6	(12.1)	213.4	227.8	(14.4)
Total	133.1	148.7	(15.6)	277.2	294.9	(17.7)

The Company's recycling activities have strengthened modestly during 2007 as new supply sources have been added. The Company receives spent catalytic converter cores and other recyclable material containing PGMs from various sources and may either purchase the material for its own account or process it on a tolling basis on behalf of others. The total volume of such materials processed during the second quarter and first half of 2007 increased from the corresponding periods last year.

Recycling Ounces Processed
(Thousands)
	Quarter Ended June 30			Six Months Ended June 30
	2007	2006	Change	2007	2006	Change

Platinum	46.3	46.0	0.3	91.9	82.3	9.6
Palladium	39.2	34.9	4.3	73.1	54.8	18.3
Rhodium	7.6	7.0	0.6	15.1	11.2	3.9
Total	93.1	87.9	5.2	180.1	148.3	31.8

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its Website: http://www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation, labor matters and the palladium and platinum market. Additional information regarding factors, which could cause results to differ materially from management's expectations, is found in the section entitled "Risk Factors" in the Company's 2006 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

SOURCE	Stillwater Mining Company
-0- 07/19/2007
/CONTACT: Dawn McCurtain of Stillwater Mining Company, +1-406-373-8700/
/First Call Analyst: /
/FCMN Contact: dmccurtain@stillwatermining.com /
/Web site: http://www.stillwatermining.com /
(SWC)

CO:	StillwaterMiningCompany
ST:	Montana
IN:	MNG
SU:	ERN